                                                                    EXHIBIT 10.2


                                                             [Execution Version]



                         SECURITIES PURCHASE AGREEMENT

                                    BETWEEN

                       SOUTHWEST ROYALTIES HOLDINGS, INC.

                                      AND

                            JOINT ENERGY DEVELOPMENT
                        INVESTMENTS LIMITED PARTNERSHIP

                          DATED AS OF OCTOBER 14, 1997



               WARRANTS TO PURCHASE 45,628 SHARES OF COMMON STOCK

                               TABLE OF CONTENTS


                                   ARTICLE I
                                  DEFINITIONS

Section 1.01   Definitions                                            1
Section 1.02   Accounting Procedures and Interpretation               8

                                  ARTICLE II
                   ISSUANCE OF WARRANTS; RIGHTS OF PURCHASER

Section 2.01    Issuance of Warrants                                  9
Section 2.02    The Closing                                           9
Section 2.03    Delivery                                              9
Section 2.04    Rights of Purchaser                                   9

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.01    Corporate Existence                                  10
Section 3.02    Corporate Power and Authorization                    10
Section 3.03    Binding Obligations                                  10
Section 3.04    No Legal Bar Or Resultant Lien                       10
Section 3.05    No Consent                                           10
Section 3.06    Financial Condition                                  10
Section 3.07    Liabilities                                          11
Section 3.08    Litigation                                           11
Section 3.09    Taxes; Governmental Charges                          11
Section 3.10    Titles, Etc                                          11
Section 3.11    Defaults                                             11
Section 3.12    Casualties; Taking of Properties                     12
Section 3.13    Location of Business and Offices                     12
Section 3.14    Compliance with the Law                              12
Section 3.15    No Material Misstatements                            12
Section 3.16    ERISA                                                13
Section 3.17    Environmental Matters                                13
Section 3.18    Capitalization                                       15
Section 3.19    Subsidiaries; Partnerships                           15
Section 3.20    Warrant Shares                                       15
Section 3.21    Certain Fees                                         15

                                  ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 4.01    Investment                                           16
Section 4.02    Nature of Purchaser                                  16

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Section 4.03    Receipt of Information; Authorization                16


                                   ARTICLE V
                        CONDITIONS PRECEDENT TO CLOSING

Section 5.01    Conditions Precedent to Obligations of the Purchaser 17
Section 5.02    Conditions Precedent to Obligations of the Company   18

                                  ARTICLE VI
                                   COVENANTS

Section 6.01    Financial Statements and Reports                     19
Section 6.02    Compliance with Laws                                 20
Section 6.03    Further Assurances                                   20
Section 6.04    Accounts and Records                                 20
Section 6.05    Right of Inspection                                  20
Section 6.06    Transactions with Affiliates                         20

                                  ARTICLE VII
                                 MISCELLANEOUS

Section 7.01    Interpretation and Survival of Provisions            21
Section 7.02    Costs, Expenses and Taxes                            21
Section 7.03    No Waiver; Modifications in Writing                  22
Section 7.04    Binding Effect; Assignment                           22
Section 7.05    Replacement Securities                               22
Section 7.06    Communications                                       23
Section 7.07    Governing Law                                        23
Section 7.08    Arbitration                                          23
Section 7.09    Execution in Counterparts                            24

Exhibits:

Exhibit 6.01(a) - Consolidating Requirements

Schedules:

Schedule 3.07 - Liabilities
Schedule 3.08 - Litigation
Schedule 3.21(a) - Subsidiaries
Schedule 3.21(b) - Partnerships

                         SECURITIES PURCHASE AGREEMENT


     SECURITIES PURCHASE AGREEMENT, dated as of October 14, 1997 (this "Agreement"), between SOUTHWEST ROYALTIES HOLDINGS, INC., a Delaware corporation (the "Company"), and JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership (the "Purchaser").

     On November 5, 1996, the Company's wholly-owned Subsidiary, Southwest Royalties, Inc. ("Southwest"), and the Purchaser entered into a Securities Purchase Agreement for the issuance of warrants in connection with a loan from the Purchaser to Southwest. In order to reflect the reorganization of Southwest, the formation of the Company, and the repayment of the loan, the Company will cause and the Purchaser will agree to the cancellation of the existing warrants and issuance by Company of warants for Company common stock in favor of the Purchaser as herein described.

     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

      Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Average Gas Basis Differential" means the average of the Gas Basis Differentials for the 12 months prior to the reserve report "as of" date.

     "Average Oil Basis Differential" means the average of the Oil Basis Differentials for the 12 months prior to the reserve report "as of" date.

     "Basic Documents" means, collectively, this Agreement and the Equity Documents.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors.

     "Business Day" means any day other than Saturday, Sunday, or a day on which banking institutions in Houston, Texas, are not required to be open for business.

     "Capitalized Lease Obligation" means the amount of the liability under any capital lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the balance sheet.

     "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of, or rights, warrants, or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

     "Closing" has the meaning provided therefor in Section 2.02 of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Stock" means the common stock par value $.10 per share of the Company or such other Capital Stock or other securities as shall, after the date of this Agreement, constitute the common equity of the Company.

     "EBITDA" means, for any Person or group of Persons and for any period of its determination, the net income of such Person for such period, exclusive of extraordinary items (and to the extent any gains from the sale of oil and gas properties are not considered extraordinary items, any gains resulting from such sales), plus the interest expense, income tax expense, deprecation expense, and amortization expense deducted from the net income of such Person for such period, less any dividends, distributions, or payments made by such Person during such period on or for the repurchase, redemption, or acquisition of any Capital Stock of such Person, all determined in accordance with GAAP.

     "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which the Company or its Subsidiaries are conducting or at any time have conducted business, or where any property of the Company or its Subsidiaries is located, or where any hazardous substances generated by or disposed of by the Company or its Subsidiaries are located, including but not limited to the Oil Pollution Act of 1990 ("OPA"), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The term "oil" has the meaning specified in OPA; the terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste," "disposal" and "disposed" have the meanings specified in RCRA; provided, however, if either CERCLA, RCRA or OPA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided, further, that, to the extent the laws of the state in which any property of the Company or its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply with respect to such property.

     "Equity Documents" means the Warrants, the Warrant Shares, the Registration Rights Agreement, and the Stockholders Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations thereunder.

     "Estimated Private Market Equity Value" means at any time:

     the sum of
     ----------

     (a) For the oil and gas properties of the Company and any Subsidiary of the Company, (i) the product of (A) the discounted future net cash flows from each proved reserve category of such Persons calculated on a pre-tax basis in accordance with Commission guidelines (except that with respect to pricing, the oil price shall be equal to the sum of the Nymex Oil Strip Price and the Average Oil Basis Differential, and the gas price shall be equal to the sum of the Nymex Gas Strip Price and the Average Gas Basis Differential), as estimated by independent petroleum engineers approved by the Purchaser in the most recent report delivered pursuant to Section 6.01, and (B) an ongoing concern multiplier equal to 1.10, plus (ii) the cost basis of the Oil and Gas Properties of such Persons to which no proved reserves are attributable less (iii) any gas balancing liabilities of such Persons to the extent not deducted in the calculation above less (iv) the outstanding Indebtedness of such Persons attributable to the oil and gas properties of such Person; plus

     (b) for any assets of the Company and any Subsidiary of the Company used in the lines of business of Sierra Well Service, Inc., (i) the product of (A) the EBITDA of such Persons attributable to such assets for the preceding four fiscal quarters most recently ended multiplied by (B) 6.0, less (ii) the outstanding Indebtedness of such Persons attributable to such assets; plus

     (c) for any real property owned by the Company and any Subsidiary of the Company the sum of (i) the value of the income producing commercial real estate properties of such Persons determined by using a 11% capitalization rate on the net operating cash flow from such properties for the fiscal quarter most recently ended plus (ii) 100% of the appraised value of non income producing real estate properties of such Persons for which appraisals approved by the Purchaser are available and not to more than 12 months old less (iii) the outstanding Indebtedness of such Persons attributable to the real property of such Persons; plus

     (d) for Threading Products International, LLC, and any Subsidiary of the Company engaged in the lines of business of Threading Products International, LLC, the sum of (i) 75% of the net book value of the property, plant, and equipment of such Persons plus (ii) the cash and cash equivalent investments of such Persons plus (iii) the long-term certificate of deposit reflected on the June 30, 1996, balance sheet of Threading Products International, LLC; plus

     (e) the combined Net Working Capital of the Company and its Subsidiaries; plus

     (f) the mark to market valuation of all hedging transactions of the Company and its Subsidiaries; plus

     (g) the appraised value of any other assets of the Company and any Subsidiary of the Company (such appraisal to be conducted by an independent appraiser appointed by the Purchaser and approved by the Company, which approval shall not be unreasonably withheld, and based upon a going concern market value, not a liquidation value, and without discount for any asset being a limited interest, a minority interests, or a non liquid investment).

To the extent that any assets and liabilities in the foregoing computation are owned by a Subsidiary that is not wholly owned by the Company, the value attributed to such assets and liabilities in the foregoing computation shall be adjusted to reflect the percentage ownership of the Company in such Subsidiary. Notwithstanding any of the foregoing, (a) in the event that the stock of any Subsidiary of the Company becomes publicly traded, the value of the assets and liabilities of such Subsidiary and the Company's ownership thereof shall be determined based upon the average Price of the stock of such Subsidiary during the 30 day period immediately preceding the applicable determination date and
(b) in the event that the stock of the Company becomes publicly traded, the Estimated Private Market Equity Value of the Company shall be determined based upon the average Price of the stock of the Company during the 30 day period immediately preceding the applicable determination date.

     "Financial Statements" means consolidated balance sheets, statements of operations, and statements of cash flow, the consolidating schedules used to prepare the same, and, on an annual basis, appropriate footnotes prepared in accordance with GAAP.

     "Gas Basis Differential" means, with respect to any month, the average unit gas price received (Company revenues from gas sales divided by net MMBtu's sold for such month) minus the average of the daily settlement prices on an MMBtu basis for the last three (3) scheduled trading days of the Nymex Henry Hub Natural Gas Futures Contract for the month of production.

     "GAAP" means generally accepted accounting principles, consistently applied.

     "Governmental Authority" means any (domestic or foreign) federal, native American Indian, state, province, county, city, municipal, or other political subdivision or government, department, commission, board, bureau, court, agency, or any other instrumentality of any of them, which exercises jurisdiction over the Company, any of its Subsidiaries, or any of their respective property.

     "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or any obligation or liability of such Person in respect of leasehold interests assigned by such Person to any other Person.

     "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business other than payables or liabilities 60 days or more past due, (ii) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments,
(iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business,
(iv) all Capitalized Lease Obligations of such Person, (v) all indebtedness referred to in (but not excluded from) clause (i), (ii), (iii), or (iv) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, (vi) all Guaranteed Debt of such Person, (vii) all Redeemable Capital Stock issued by such Person valued at the maximum redemption price plus all accrued and unpaid dividends thereon plus the maximum value of any other obligations thereunder and (viii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (vii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such

Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock based on the Estimated Private Market Equity Value.

     "Investment Unit" has the meaning provided therefor in Section 2.05 of this Agreement.

     "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement or other interest in property designed to secure repayment of a liability whether arising by agreement or under law, or otherwise means any mortgage, charge, pledge, lien, security interest, or encumbrance of any kind.

     "Material Adverse Effect" means any circumstances or events which could (i) have a material adverse effect on the assets or properties, liabilities, financial condition, business, operations, affairs, or circumstances of the Company from the facts represented or warranted in any Basic Document (other than any representation or warranty related solely to a different point in time), or (ii) materially impair the ability of the Company to carry out its business as it exists on the date of this Agreement or proposed at the date of this Agreement to be conducted or to meet its obligations under the Basic Documents on a timely basis.

     "Net Working Capital" means, for any Person or group of Persons and as of any date of its determination, the difference (shown on the balance sheets of such Person or group as of the end of the most recent fiscal quarter of such Person or group for which internal financial statements are available) between
(i) all current assets of such Person or group and (ii) all current liabilities of such Person or group, except the current portion of long-term Indebtedness.

     "Nymex Gas Strip Price" means the average of the first 12 contract months settlement prices for the NYMEX Henry Hub Natural Gas Futures Contract calculated at the close of business on the reserve report "as of" date, or the first trading day prior to the "as of" date if the "as of" date is not a trading day.

     "Nymex Oil Strip Price" means the average of the first 12 contract months settlement prices for the NYMEX Light Sweet Crude Oil Futures Contract calculated at the close of business on the reserve report "as of" date, or the first trading day prior to the "as of" date if the "as of" date is not a trading day.

     "Oil Basis Differential" means, with respect to any month, the average unit oil price received (Company revenues from oil sales divided by net oil barrels sold for such month) minus the average of the daily settlement prices on a per barrel basis for the prompt month NYMEX Light Sweet Crude Oil Futures Contract for each NYMEX trading day during the month of production.

     "Partnerships" means partnerships with the Company or any of its Subsidiaries as general partner, including those formed by the Company to acquire producing and non-producing oil, gas and mineral properties.

     "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Plan" means any plan subject to Title IV of ERISA and maintained by the Company, any Subsidiary, or any Partnership, or any such plan to which the Company, any Subsidiary, or any Partnership is required to contribute on behalf of their employees.

     "Price" means the average of the "high" and "low" prices as reported in The Wall Street Journal's listing for such day (corrected for obvious typographical errors) or if such shares are not reported in such listing, the average of the reported "high" and "low" sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported "high" and "low" sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the average of the closing bid and asked prices so reported, or, if such prices shall not be reported, then the average of the closing bid and asked prices reported by the National Quotations Bureau Incorporated, or, in all other cases, the Estimated Private Market Equity Value divided by the number of outstanding shares (on a fully diluted basis using the treasury stock method). The "average" Price per share for any period shall be determined by dividing the sum of the Prices determined for the individual trading days in such period by the number of trading days in such period.

     "Redeemable Capital Stock" of any Person means any Capital Stock of such Person or any Subsidiary of such Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i), is, or upon the happening of an event or passage of time would be, required to be redeemed, or (ii) is redeemable at the option of the holder thereof, or (iii) is convertible into or exchangeable for debt securities.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of October 14, 1997, made by the Company in favor of the Purchaser relating to the Warrants and the Warrant Shares.

     "Securities" means the Warrants and Warrant Shares.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

     "Stockholders Agreement" means the Stockholders Agreement dated as of October 14, 1997, made by the Company in favor of the Purchaser relating to the Warrants and the Warrant Shares.

     "Subsidiary" of any specified Person means (a) any other Person of which, at the time of determination, such specified Person, directly and/or indirectly through one or more other Persons, owns more than 50% of the voting interests, (b) any other Person of which, at the time of determination, such specified Person, directly and/or indirectly through one or more other Persons, holds the power to elect a majority of the board of directors or other managers or holds the power to control, and (c) with respect to the Company, in addition to (a) and (b) above, Southwest Royalties, Inc., Sierra Well Service, Inc., and Midland Red Oak Realty, Inc., and each of their respective Subsidiaries.

     "Time of Purchase" has the meaning provided therefor in Section 2.02 of this Agreement.

     "Warrant Shares" means the shares of Common Stock and other securities, property, or cash receivable upon exercise of the Warrants.

     "Warrants" means the Warrant Certificate dated as of October 14, 1997, made by the Company in favor of the Purchaser issued pursuant to Section 2.01 of this Agreement, and any Warrants issued upon the transfer thereof or in substitution therefor.

      Section 1.02  Accounting Procedures and Interpretation.

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, materially change any method of accounting employed in the preparation of their financial statements from the methods employed in the preparation of the audited consolidated Financial Statements of the Company dated as of December 31, 1996, unless required to conform to GAAP or approved in writing by the Purchaser.

          (b) Except as expressly provided for in this Agreement, all accounting terms, definitions, ratios, and other tests described herein shall be construed in accordance with GAAP with the same basis applied in the Financial Statements described in paragraph (a) above.

          (c) When the financial statements or financial results of any group of Persons are described as "combined," that reference is to the financial statements or financial results of such Persons, but not their Subsidiaries, taken together on a combined basis after eliminating significant interentity balances and transactions.

          (d) Whenever any Basic Document refers to a determination of the number of outstanding shares using the "treasury stock method," such determination shall be based upon (1) the number of common shares outstanding,
(2) plus the assumed conversion of all convertible securities into common stock,
(3) plus the net additional shares outstanding assuming the exercise of all warrants and options. The net additional shares outstanding assuming the exercise of all warrants and options shall be the total new shares resulting from such exercise of the warrants and options, reduced by the number of shares that could be repurchased by the Company with the proceeds from the exercise thereof at a share price that is equal to a current market value. The current market value shall be (a) the Price or (b) if the Common Stock is not listed for trading on a national securities exchange or quoted by NASDAQ, the price per share as determined using the Estimated Private Market Equity Value.


                                   ARTICLE II

                   ISSUANCE OF WARRANTS; RIGHTS OF PURCHASER
                   -----------------------------------------

      Section 2.01 Issuance of Warrants. The Company agrees that it will issue the Warrants to the Purchaser at the Time of Purchase in accordance with the terms and conditions set forth herein for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

      Section 2.02 The Closing. The purchase and sale of the Warrants will take place at a closing (the "Closing") to be held at the offices of Bracewell & Patterson, L.L.P., 711 Louisiana, Suite 2900, Houston, Texas 77002 at 11:00 A.M. Houston, Texas time, on October 14, 1997 or on such other date on or before the date specified in Section 5.01(a) to which the Company and the Purchaser shall agree. The date and time at which the Closing is to be concluded is the "Time of Purchase."

      Section 2.03 Delivery. Delivery of the Warrants pursuant to this Agreement shall be made at the Closing by the Company delivering to the Purchaser one certificate representing the Warrants, registered in the name of the Purchaser (or such other Person as the Purchaser may have designated in writing to the Company at least three Business Days prior to the Time of Purchase).

      Section 2.04 Rights of Purchaser. The Purchaser shall have such rights with respect to the registration of the Warrants or the Warrant Shares under the Securities Act and state securities laws as are set forth in the Registration Rights Agreement, which shall be executed by the Company and the Purchaser at the Closing.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

The Company represents and warrants to the Purchaser, which representations and warranties shall survive the execution of any document or agreement, that as of the date of this Agreement:

          Section 3.01 Corporate Existence. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated and is duly qualified as a foreign corporation in all jurisdictions wherein the failure to qualify could result in Material Adverse Effect.

          Section 3.02 Corporate Power and Authorization. The Company is duly authorized and empowered to create and issue the Warrants; and the Company is duly authorized and empowered to execute, deliver, and perform the Basic Documents, and all corporate and other action on the Company's part requisite for the due execution, delivery, and performance of the Basic Documents has been duly and effectively taken.

          Section 3.03 Binding Obligations. The Basic Documents constitute valid and binding obligations of Company, enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors rights generally).

          Section 3.04 No Legal Bar Or Resultant Lien. The Basic Documents do not and will not, to the best of Company's knowledge, violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree, or writ to which the Company, any of its Subsidiaries, or any Partnership is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of the Company, any of its Subsidiaries, or any Partnership other than those contemplated by this Agreement.

          Section 3.05 No Consent. The execution, delivery, and performance by the Company of the Basic Documents does not require the consent or approval of any other person or entity, including without limitation any Governmental Authority except for consents required for federal, state, and, in some instances, private leases, right of ways and other conveyances or encumbrances of oil and gas leases (all of which consents have been obtained by the Company) and other than those the failure to obtain could cause a Material Adverse Effect.

          Section 3.06 Financial Condition. The consolidated Financial Statements of the Company, dated December 31, 1996, which have been delivered to Purchaser are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Company, as of the date or dates and for the period or periods stated, and such Financial Statements have been prepared in accordance with GAAP. The unaudited pro forma combined and consolidated Financial Statements of the Company, dated June 30, 1997, which have been delivered to Purchaser are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Company, as of the date or dates and for the period or periods stated, and such Financial Statements have been prepared in accordance with GAAP. Since the date of such June 30, 1997, Financial Statements, no change has since occurred in the condition, financial or otherwise, of the Company which could have a Material Adverse Effect.

          Section 3.07 Liabilities. Neither the Company nor any of its Subsidiaries nor any Partnerships have any material (individually or in the aggregate) liability, direct or contingent, except as disclosed to the Purchaser in the Financial Statements described in Section 3.06 and on Schedule 3.07 attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation, or otherwise relative to the business, assets, or properties of the Company or any of its Subsidiaries which could have a Material Adverse Effect.

          Section 3.08 Litigation. Except as described in the consolidated Financial Statements of the Company described in Section 3.06, or as otherwise disclosed to the Purchaser in Schedule 3.08 attached hereto, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the officers of the Company, threatened against or affecting the Company, any of its Subsidiaries, or the Partnerships which involves the possibility of any judgment or liability not fully covered by insurance, and which could have a Material Adverse Effect.

          Section 3.09 Taxes; Governmental Charges. The Company, each of its Subsidiaries, and the Partnerships have filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees, and other governmental charges levied upon it or its assets, properties, or income which are due and payable, including interest and penalties, the failure of which to pay could have a Material Adverse Effect, or has provided adequate reserves, if required, in accordance with GAAP for the payment thereof, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

          Section 3.10 Titles, Etc. The Company, each of its Subsidiaries, and the Partnerships have good and defensible title to all of their assets, including without limitation, the Oil and Gas Properties reflected as being owned by the Company, each of its Subsidiaries and the Partnerships in the Financial Statements of the Company described in Section 3.06, free and clear of all liens or other encumbrances.

          Section 3.11 Defaults. Neither the Company, any of its Subsidiaries nor any of the Partnerships are in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement, or other agreement or instrument to which the Company, any of its Subsidiaries, or any Partnership is a party in any respect that could have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

          Section 3.12 Casualties; Taking of Properties. Since the date of the Financial Statements described in Section 3.06, neither the business nor the assets or properties of the Company, any of its Subsidiaries, or any Partnership have been affected (to the extent it could have a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike, or other labor disturbance, embargo, requisition, or taking of property or cancellation of contracts, permits, or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.

          Section 3.13 Location of Business and Offices. The principal place of business of the Company is located at 407 N. Big Spring, Midland, Texas 79701-4326.

          Section 3.14 Compliance with the Law. To the best of the Company's knowledge, neither the Company, any of its Subsidiaries nor any Partnership:

          (a) is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which the Company, any of its Subsidiaries, or any Partnership, or any of their assets or properties are subject; and

          (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of their business;

which violation or failure is reasonably expected to have a Material Adverse Effect.

      Section 3.15  No Material Misstatements.

          (a) There are no material facts or conditions relating to the Basic Documents or the financial condition, assets, or business prospects of the Company, any of its Subsidiaries, or any Partnership that could, collectively or individually, have a Material Adverse Effect

          (b) The Financial Statements and other related financial data (excluding all projections and pro forma financial data) and reserve reports furnished to the Purchaser by or at the direction of the Company, any of its Subsidiaries, or any Partnership in connection with the negotiation of this Agreement do not contain any material misstatement of fact and, when considered with all other written statements furnished to the Purchaser in that connection, such Financial Statements, related financial data (excluding all projections and pro forma financial data) and reserve reports do not omit to state a material fact or any fact necessary to make the statement contained therein not misleading.

      Section 3.16 ERISA. The Company, each of its Subsidiaries and the Partnerships are in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in
Section 4043 of ERISA, has occurred with respect to any Plan of the Company, any of its Subsidiaries, or any Partnership that is reasonably likely to cause a Material Adverse Effect.

      Section 3.17  Environmental Matters.

          (a) Environmental Laws, etc. Neither any property of the Company, any of its Subsidiaries, or the Partnerships nor the operations conducted thereon violate any applicable order of any court or Governmental Authority or Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

          (b) No Litigation. Without limitation of paragraph (a) above, no property of the Company, any of its Subsidiaries, or any Partnership nor the operations currently conducted thereon or by any prior owner or operator of such property or operation, are in violation of or subject to any existing, pending, or threatened action, suit, investigation, inquiry, or proceeding by or before any Governmental Authority or to any remedial obligations under Environmental Laws, which violation, action, suit, investigation, inquiry, or proceeding could reasonably be expected to have a Material Averse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

          (c) Notices, Permits, etc. All notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by the Company, any of its Subsidiaries, or any Partnership in connection with the operation or use of any and all property of the Company, any of its Subsidiaries, or any Partnership, including but not limited to past or present treatment, storage, disposal, or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, permits, licenses, or similar authorizations could not reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

          (d) Hazardous Substances Carriers. All hazardous substances or solid waste generated at any and all property of the Company, any of its Subsidiaries, or any Partnership have in the past been transported, treated, and disposed of only by carriers maintaining valid permits under any Environmental Law, except to the extent the failure to have such substances or waste transported, treated, or disposed by such carriers could not reasonably be expected to have a Material Adverse Effect, and only at treatment, storage, and disposal facilities maintaining valid permits under any Environmental Law, which carriers and facilities have been and are operating in compliance with such permits, except to the extent the failure to have such substances or waste treated, stored, or disposed at such facilities, or the failure of such carriers or facilities to so operate, could not reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

          (e) Hazardous Substances Disposal. The Company, its Subsidiaries, and the Partnerships have taken all reasonable steps necessary to determine and have determined that no hazardous substances or solid waste have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any property of the Company, any of its Subsidiaries, or the Partnerships, except in compliance with

     Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

          (f) OPA Requirements. Except to the extent the failure to so comply would not have a Material Adverse Effect, to the extent applicable, the Company, each of its Subsidiaries, and the Partnerships have complied with all design, operation, and equipment requirements imposed by OPA or scheduled to be imposed by OPA, and the Company does not have reason to believe that either it or its Subsidiaries will not be able to maintain such compliance with OPA requirements through the expiration of the Warrants.

          (g) No Contingent Liability. Neither the Company, any of its Subsidiaries nor the Partnerships have any material contingent liabilities in connection with any release or threatened release of any hazardous substance or solid waste into the environment other than such contingent liabilities at any one time and from time to time which could reasonably be expected to exceed an aggregate of $500,000 in excess of applicable insurance coverage and for which adequate reserves for the payment thereof as required by GAAP have not been provided, or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to such release or threatened release.

      Section 3.18 Capitalization. The authorized Capital Stock of the Company consists of : (a) 5,000,000 shares of Common Stock, par value $.10 per share and (b) 5,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"). As of the close of business on October 14, 1997, there were issued and outstanding 1,075,868 shares of Common Stock and no other shares of Capital Stock. The Warrants constitute, as of the date of their issuance hereunder, at least 4.00% of the outstanding Common Stock on a fully diluted basis using the treasury stock method. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable and were issued free of preemptive rights. The Company is not a party to any voting trust or other agreement or understanding with respect to the voting of its Capital Stock. Except for the Warrants there are no (1) outstanding securities convertible or exchangeable into Capital Stock of the Company or (2) contracts, commitments, agreements, understandings, or arrangements of any kind to which the Company is a party relating to the issuance of any Capital Stock of the Company. The Company is not a party to or bound by any agreement with respect to any of its securities which grants registration rights to any Person except pursuant to the Registration Rights Agreement.

      Section 3.19  Subsidiaries; Partnerships.

          (a) There are no Subsidiaries of the Company other than as set forth on Schedule 3.21(a). All of the issued and outstanding shares of Capital Stock of the Subsidiaries of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and free of preemptive rights, and, such shares are owned by the Company or one of its Subsidiaries free and clear of any Lien. Except as set forth on Schedule 3.21(a), there are no outstanding warrants, options, or other rights to purchase or acquire any of the shares of Capital Stock of any Subsidiary of the Company, nor any outstanding securities convertible into such shares or outstanding warrants, options, or other rights to acquire any such convertible securities.

          (b) There are no Partnerships involving the Company or any of its Subsidiaries other than as set forth on Schedule 3.21(b). Except as set forth on Schedule 3.21(b), all of the partnership interests of the Company and the Subsidiaries in the Partnerships have been fully paid for and are not subject to any capital calls or other requirements for investment therein.

      Section 3.20 Warrant Shares. When issued and delivered against payment therefor in accordance with the terms of the Warrants, any and all shares of Warrant Shares initially issuable upon exercise of the Warrants will be duly and validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes payable by the Company and Liens (except any Liens created or suffered to be created by the Purchaser) and will not be subject to any restriction on the voting or transfer thereof created by the Company other than in the Basic Documents.

      Section 3.21 Certain Fees. The Company agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker's, finders, placement Purchaser's, or other similar fees or commissions incurred by the Company or alleged to have been incurred by the Company in connection with the issuance or sale of the Securities or the consummation of the transaction contemplated by this Agreement.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------

The Purchaser represents and warrants to the Company, which representations and warranties shall survive the execution of any document or agreement, that as of the date of this Agreement:

      Section 4.01 Investment. The Purchaser represents and warrants to, and covenants and agrees with, the Company that the Securities are being acquired for its own account and with no intention of distributing or reselling the Warrants or the Warrant Shares in any transaction which would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to Purchaser's right at all times to sell or otherwise dispose of all or any part of the Warrants or the Warrant Shares under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144A promulgated thereunder). If the Purchaser should in the future decide to dispose of any of the Warrants or the Warrant Shares, the Purchaser understands and agrees (i) that it may do so only (A) in compliance with the Securities Act and applicable state securities law, as then in effect, and (B) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (ii) that stop-transfer instructions to that effect will be in effect with respect to such securities. The Purchaser agrees to the imprinting, so long as appropriate, of a legend on each certificate representing Warrants or Warrant Shares, to the effect as set forth above.

      Section 4.02 Nature of Purchaser. The Purchaser represents and warrants to, and covenants and agrees with, the Company that, (i) it is an "accredited investor" within the meaning of paragraphs (a)(3) or (8) of Rule 501 under the Securities Act and (ii) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

      Section 4.03 Receipt of Information; Authorization. The Purchaser acknowledges that it has had an opportunity to ask questions of and receive satisfactory answers from designated representatives of the Company concerning the terms and conditions pursuant to which the purchase of the Securities are made. The Purchaser acknowledges that it has been afforded an opportunity to examine such documents and other information which it has requested for the purpose of verifying the information provided to it and for the purpose of answering any questions it may have concerning the business affairs and financial condition of the Company, including drilling records, geologic and engineering reports and surveys, and reserve reports. The Purchaser represents that it alone or with its advisors has knowledge and experience in the oil and gas business so as to be capable of evaluating the merits and risks of an investment in the Company based upon the information furnished to it, its knowledge of the business and affairs of the Company, the records, files, and plans of the Company (which have been made available to it), such additional information as it has requested and has received from the Company, and the independent inquiries and investigations undertaken by it. The Purchaser represents and warrants that the Purchaser of the Securities by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf.


                                   ARTICLE V

                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

      Section 5.01 Conditions Precedent to Obligations of the Purchaser. The obligation of Purchaser to acquire the Warrants is subject, at the Time of Purchase, to the prior or simultaneous satisfaction or waiver of the following conditions:

          (a) The representations and warranties made by the Company herein shall be true and correct in all material respects (except for changes expressly provided for by this Agreement) on and as of the Time of Purchase with the same effect as though such representations and warranties had been made on and as of the Time of Purchase, the Company shall have performed and complied with all agreements and conditions set forth in or contemplated hereunder or in the Basic Documents required to be performed or complied with by it at or prior to the Time of Purchase, and the Basic Documents shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

          (b) The Purchaser shall have received duly executed and delivered copies of this Agreement and the Equity Documents together with all other documents reasonably requested by the Purchaser in connection with the issuance of the Securities and the transactions contemplated by the Basic Documents shall be reasonably satisfactory to the Purchaser and its counsel.

          (c) The Purchaser shall have received an opinion of counsel to the Company acceptable to the Purchaser addressing the existence and good standing of the Company, the authorization of the Basic Documents, the enforceability of the Basic Documents and the perfection of the liens thereunder, the absence of conflicts with law, other material agreements, and court orders, the absence of litigation, and such other matters as the Purchaser may request.

          (d) The Purchaser shall have received a certificate, dated the Time of Purchase, of the Secretary or an Assistant Secretary of the Company, (i) certifying as true, complete and correct the charter and by-laws of the Company and resolutions of the Board of Directors attached thereto, (ii) as to the absence of proceedings or other action for dissolution, liquidation or reorganization of the Company, (iii) as to the incumbency of the officers of the Company and the Subsidiaries who shall have executed instruments, agreements, and other documents in connection with the transactions contemplated hereby or by the Basic Documents, and (iv) covering such other matters, and with such other attachments thereto, as the Purchaser may request, and such certificate and the attachments thereto shall be satisfactory in form and substance to the Purchaser.

          (e) The Purchaser shall have received or be satisfied with the completion of all other items described on the current listing of closing documents distributed by the Purchaser to the Company in connection with the execution of this Agreement.

      Section 5.02 Conditions Precedent to Obligations of the Company. The obligations of the Company to issue and sell Warrants hereunder is subject, at the Time of Purchase, to the prior or simultaneous satisfaction or waiver of the following conditions:

          (a) The Warrant Certificate, Registration Rights Agreement, and Shareholders Agreement each dated November 5, 1996, between Southwest Royalties, Inc., and the Purchaser shall have been terminated.

          (b) The representations and warranties made by the Purchaser herein shall be true and correct in all material respects on and as of the Time of Purchase with the same effect as though such representations and warranties had been made on and as of the Time of Purchase.

          (c) The issuance of the Warrants by the Company shall not at the Time of Purchase be enjoined (temporarily or permanently) under the laws of any jurisdiction to which the Company is subject.

          (d) The Purchaser shall have accepted delivery of the Warrants.

          (e) Each of the Basic Documents shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

                                  ARTICLE VI

                                   COVENANTS
                                   ---------

The Company covenants to the Purchaser that so long as any Warrants are outstanding:

          Section 6.01 Financial Statements and Reports. The Company shall promptly furnish to the Purchaser from time to time upon request such information regarding the business and affairs and financial condition of the Company, as the Purchaser may reasonably request, and will furnish to the
Purchaser:

          (a) Annual Audited Financial Statements - as soon as available, and in any event within ninety (90) days after the close of each fiscal year, the annual audited Financial Statements (consolidated and consolidating) of the Company, certified, without any qualification or limit of the scope of the examination of matters relevant to the financial statements, by Joseph Decosimo & Company, any nationally recognized public accounting firm, or any other accounting firm approved by the Purchaser, such consolidating schedules being prepared in accordance with Exhibit 6.01(a).

          (b) Quarterly Financial Statements - as soon as available, and in any event within sixty (60) days after the end of each calendar quarter of each year (except the last calendar quarter in any fiscal year), the quarterly unaudited Financial Statements (consolidated and consolidating) of the Company.

          (c) Lease Operating Reports - as soon as available and in any event on or before the date when required to be provided to the lenders to Southwest Royalties, Inc., consolidated lease operating statements for the Company and the Subsidiaries of the Company in form and substance satisfactory to the Purchaser.

          (d) Reserve Reports -as soon as available and in any event on or before the date when required to be provided to the lenders to Southwest Royalties, Inc., an annual reserve report prepared by Ryder Scott Company or other independent petroleum engineers approved by the Purchaser and as soon as available and in any event on or before the date when required to be provided to the lenders to Southwest Royalties, Inc., a second mid year reserve report prepared by the Company, in each case reflecting the consolidated oil and gas reserves attributable to properties owned by the Company, the Subsidiaries of the Company, and the Company's interests in the Partnerships prepared in accordance with standard geological and engineering methods for proved reserves as set forth by the Society of Petroleum Engineers and otherwise acceptable to the Purchaser.

          (e) Additional Information - promptly upon request of the Purchaser from time to time any additional financial information or other information that the Purchaser may reasonably request, including information of the type required by paragraphs (c) and (d) above and including such information prepared at the request of the Purchaser and reflecting the pricing characteristics used by the Purchaser in the determination of the Estimated Private Market Equity Value.

All such information, reports, and Financial Statements referred to in this
Section 6.01 shall be in such detail as the Purchaser may reasonably request and shall be prepared in a manner consistent with the requirements set forth above and in Section 1.02.

      Section 6.02 Compliance with Laws. The Company shall, and shall cause each Subsidiary of the Company and the Partnerships to, observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, deuces, injunctions, rules, regulations, orders, and restrictions of applicable Governmental Authorities, including those relating to Environmental Laws and energy regulations.

      Section 6.03 Further Assurances. The Company shall, and shall cause the Subsidiaries of the Company to, cure promptly any defects in the creation and issuance of the Basic Documents. The Company shall, and shall cause the Subsidiaries of the Company to at their sole expense to, promptly execute and deliver to the Purchaser upon its reasonable request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements in the Basic Documents.

      Section 6.04 Accounts and Records. The Company shall, and shall cause each of its Subsidiaries and the Partnerships to, keep books, records, and accounts in which full, true, and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with the requirements of Section 1.02.

      Section 6.05 Right of Inspection. The Company shall, and shall cause each of its Subsidiaries and the Partnerships to, permit any officer, employee, or agent of the Purchaser to examine their books, records, and accounts, and take copies and extracts therefrom, all at such reasonable times and as often as the Purchaser may reasonably request. The Purchaser will keep all such information confidential and will not without prior written consent disclose or reveal the information or any part thereof to any person other than the Purchaser's officers, employees, legal counsel, regulatory authorities, or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein or as otherwise required by law or in connection with the enforcement of the Purchaser' rights and remedies under the Basic Documents.

      Section 6.06 Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries or the Partnerships to, enter into any transaction with any of its Affiliates, except transactions upon terms no less favorable to it than would be obtained in a transaction negotiated at arm's length with a unrelated third party.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

      Section 7.01 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." Whenever the Company has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Purchaser, such action shall be in the Purchaser's sole discretion unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. The representations, warranties, and covenants made in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Company or the Purchaser or (b) acceptance of any of the Securities and payment therefor and repayment or repurchase thereof. The provisions of Sections 3.21 and 7.02 shall remain operative and in full force and effect unless such Sections are expressly terminated in a writing referencing those individual Sections, regardless of any purported general termination of this Agreement.

      Section 7.02 Costs, Expenses and Taxes. The Company agrees to pay all costs and expenses (including reasonable, properly documented fees and expenses of counsel to the Purchaser) reasonably incurred by the Purchaser in connection with negotiation, preparation, printing, execution and delivery of the Basic Documents and the transactions contemplated hereby and thereby. The Company shall also pay any expenses of the Purchaser reasonably incurred in connection with any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Company shall pay any and all taxes payable or determined to be payable in connection with (a) the termination of the Warrant Certificate, Registration Rights Agreement, and Shareholders Agreement dated as of November 5, 1996, between Southwest Royalties, Inc., and the Purchaser and replacement of such documents with this Agreement and the related Equity Documents and (b) the execution and delivery of this Agreement or the original issuance of the Securities, and shall save and hold the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

      Section 7.03  No Waiver; Modifications in Writing.

          (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law or in equity or otherwise.

          (b) Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by the Company and the holder of the majority of the Warrants. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

      Section 7.04 Binding Effect; Assignment. This Agreement shall be binding upon the Company and the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. Prior to the Time of Purchase, the rights and obligations of the Purchaser under this Agreement may not be assigned to any other Person except with the prior consent of the Company, which shall not be unreasonably withheld. After the Time of Purchase, the rights and obligations of the Purchaser under this Agreement with respect to the Warrants may be assigned by the Purchaser by assignment of the Warrants, and upon any such assignment, the holder of the Warrants shall succeed to all of the Purchaser's rights and obligations under this Agreement with respect to the Warrants and the Purchaser shall be automatically released from any obligations thereunder with respect to the Warrants. Upon request of the Purchaser in connection with the transfer of any Warrants, the Company shall execute and deliver any amendment to this Agreement, the Warrants, and the other Basic Documents reasonably requested by the Purchaser to reflect the transfer.

      Section 7.05 Replacement Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrants or Warrant Shares and, in the case of any such loss, theft, or destruction, upon delivery of any unsecured letter of indemnity to the Company or, in the case of any such mutilation, upon surrender or cancellation thereof, the Company will issue new Warrants or Warrant Shares, as applicable.

      Section 7.06 Communications. All notices and demands provided for hereunder shall be in writing, and if to the Purchaser, shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, air courier guaranteeing overnight delivery or personal delivery, to the Purchaser, to the following address:

     Joint Energy Development Investments Limited Partnership
     c/o Enron Corp.
     1400 Smith Street
     Houston, Texas  77002
     Attention:  Donna Lowry, Director - 28th Floor
     Telecopier:  (713) 646-3602

     and, if to the Company:

     Southwest Royalties Holdings, Inc.
     407 N.  Big Spring,
     Suite 300
     Midland, Texas  79701
     Attention: H.H. Wommack III
     Telecopier: (915)-688-0191

or to such other address as the Company or Purchaser may designate in writing. All other communications may be by regular mail. All such notices and communications and all notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; four days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

      Section 7.07 Governing Law. The laws of the State of Delaware will govern this Agreement without regard to principles of conflicts of laws.

      Section 7.08  Arbitration.

          (a) Binding Arbitration. On the request of either Company or Purchaser, (whether made before or after the institution of any legal proceeding), any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the parties hereto in any way arising out of, pertaining to or in connection with this Agreement (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Either Company or Purchaser may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

          (b) Governing Rules. Any arbitration shall be administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.

          (c) Arbitrators. Arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial law for at least 10 years or a retired judge at the Texas or United States District Court or an appellate court level: (2) a person with at least 10 years experience in commercial lending: and (3) a person with at least 10 years experience in the petroleum industry. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA. If the parties cannot agree on an arbitrator within 30 days after the request for an arbitration, then any party may request the AAA to select an arbitrator. The arbitrators may engage engineers, accountants or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

          (d) Conduct of Arbitration. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrators shall have the power to award recovery of all costs and fees to the prevailing party. Company and Purchaser each agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

          (e) Costs of Arbitration. All fees of the arbitrators and any engineer, accountant or other consultant engaged by the arbitrators, shall be paid by Company and Purchaser equally unless otherwise awarded by the arbitrators.

      Section 7.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

                              SOUTHWEST ROYALTIES HOLDINGS, INC.



                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


                              JOINT ENERGY DEVELOPMENT
                              INVESTMENTS LIMITED
                              PARTNERSHIP

                              By:   Enron Capital Management Limited
                                     Partnership, its General Partner


                                    By:  Enron Capital Corp., its General
                                          Partner


                                         By:
                                            -----------------------------------
                                              Wynne M. Snoots, Jr.
                                              Agent and Attorney-in-Fact